UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 8, 2020

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1722 ROUTH STREET, SUITE 1300 DALLAS, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE SECURITIES EXCHANGE ACT OF 1934:

Title of Each Class	Symbol	Name of Exchange on which Registered
Common Units Representing Limited Liability Company Interests	ENLC	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment

On July 13, 2020, EnLink Midstream, LLC (“ENLC”) announced that on July 10, 2020 Eric D. Batchelder departed from his position as Executive Vice President and Chief Financial Officer of EnLink Midstream Manager, LLC (the “Manager”), the managing member of ENLC, and the same position at EnLink Midstream GP, LLC (the “General Partner”), the general partner of EnLink Midstream Partners, LP (“ENLK” and together with ENLC, “EnLink”) and will leave EnLink.

Also, on July 13, 2020, EnLink announced the appointment of Pablo G. Mercado as Executive Vice President and Chief Financial Officer of the Manager and the General Partner. Mr. Mercado will also act as the principal financial officer and principal accounting officer of EnLink.

Prior to joining EnLink, Mr. Mercado, age 43, served as Senior Vice President and Chief Financial Officer of Forum Energy Technologies, Inc. since March 2018. Mr. Mercado also previously held various finance and corporate development positions at Forum Energy since joining in November 2011, including Senior Vice President, Finance from June 2017 to March 2018 and Vice President, Operations Finance from August 2015 to June 2017. Prior to Forum Energy, Mr. Mercado was an investment banker in the Oil and Gas Group of Credit Suisse where he worked with oilfield services companies and other companies in the oil and gas industry, most recently as a Director. Between 1998 and 2005, Mr. Mercado was an investment banker at UBS Investment Bank and Bank of America Merrill Lynch, working primarily with companies in the oil and gas industry. Mr. Mercado holds a B.B.A. from the Cox School of Business and a B.A. in Economics from the Dedman College at Southern Methodist University, and an M.B.A. from The University of Chicago Booth School of Business. He currently serves on the Board of Directors and as a member of the Audit and Governance Committees of Comfort Systems USA, Inc.

Officer Compensation

In connection with his appointment as Executive Vice President and Chief Financial Officer, the Board of Directors of the Manager (the “Manager Board”) approved the following with respect to Mr. Mercado’s compensation: (1) an annual base salary of $450,000, (2) a target percentage for the short-term incentive program (the “STI Program”) of 90% and (3) a grant consisting of 400,000 of ENLC’s Common Units under the EnLink Midstream, LLC 2014 Long-Term Incentive Plan (the “Plan”), half issued in the form of time-based restrictive incentive units with a three-year cliff vesting schedule and half issued as performance units based upon the achievement of specified performance goals. The terms of the grant, including the performance criteria for the performance units, are substantially similar to the awards made to EnLink’s named executive officers in 2019 and 2020, which are described in the Current Report on Form 8-K and the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 10-K”) filed by ENLC with the Securities and Exchange Commission (the “SEC”) on March 14, 2019 and February 26, 2020, respectively. A description of the STI Program is also provided in ENLC’s 2019 10-K. The Compensation Committee of the Manager Board recommended that the Manager Board approve the foregoing compensation.

Mr. Batchelder’s departure will constitute a “Qualifying Termination” under the terms of his Amended and Restated Severance Agreement, and under the terms of the outstanding restricted incentive units (including performance-based restricted incentive units) granted to Mr. Batchelder under the Plan and the EnLink Midstream GP, LLC Long-Term Incentive Plan.

Other Agreements

ENLC has a practice of entering into change of control agreements, severance agreements and indemnification agreements with each of the Manager’s executive officers. On July 13, 2020, in connection with his appointment as Chief Financial Officer, Mr. Mercado entered into each of the following agreements with an EnLink entity:

Mr. Mercado and a subsidiary of EnLink entered into a severance agreement (the “Severance Agreement”) and a change in control agreement (the “Change in Control Agreement” and, together with the Severance Agreement, the “Related Agreements”), which are materially consistent with the form of Severance Agreement and the form of Change in Control Agreement described in the 2019 10-K that the Manager Board previously approved.  The foregoing description of the Severance Agreement and the Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Form of Severance Agreement and the Form of Change in Control Agreement, which were filed as Exhibit 10.1 and 10.2 to the ENLC Current Report on Form 8-K filed with the SEC on September 23, 2019, respectively, each of which is incorporated herein by reference.

Mr. Mercado also entered into an indemnification agreement (the “Indemnification Agreement”) with ENLC. Under the terms of the Indemnification Agreement, ENLC agreed to indemnify and hold Mr. Mercado (the “Indemnitee”) harmless from and against any and all losses, claims, damages, liabilities, judgments, fines, taxes (including ERISA excise taxes), penalties (whether civil, criminal, or other), interest, assessments, amounts paid or payable in settlements, or other amounts and any and all “expenses” (as defined in the indemnification agreements) arising from any and all threatened, pending, or completed claims, demands, actions, suits, proceedings, or alternative dispute mechanisms, whether civil, criminal, administrative, arbitrative, investigative, or otherwise, whether made pursuant to federal, state, or local law, whether formal or informal, and including appeals, in each case, which the Indemnitee may be involved, or is threatened to be involved, as a party, a witness, or otherwise, including any inquiries, hearings, or investigations that the Indemnitee determines might lead to the institution of any proceeding, related to the fact that Indemnitee is or was a director, manager, or officer of ENLC or the Manager, or is or was serving at the request of ENLC or the Manager, each as applicable, as a manager, managing member, general partner, director, officer, fiduciary, trustee, or agent of any other entity, organization, or person of any nature. ENLC has also agreed to advance the expenses of the Indemnitee relating to the foregoing. To the extent that a change in the laws of the State of Delaware permits greater indemnification under any statute, agreement, organizational document, or governing document than would be afforded under the Indemnification Agreement as of the date of the Indemnification Agreements, the Indemnitee shall enjoy the greater benefits so afforded by such change.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Indemnification Agreement, which was filed as Exhibit 10.1 to ENLC’s Current Report on Form 8-K, filed with the SEC on July 23, 2018, and which is incorporated herein by reference.

Item 7.01.              Regulation FD Disclosure.

On July 13, 2020, ENLC issued a press release announcing the appointment and departure described in Item 5.02 of this Current Report on Form 8-K (the “Current Report”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report. ENLC will hold a webcast and conference call to discuss financial results for the quarter ended June 30, 2020 on Wednesday, August 5, 2020 at 8:00 a.m. Central time. ENLC will issue a press release with webcast and conference call details in advance of the call. ENLC's first quarter 2020 quarterly report and earnings press release will be posted on the Investors page at www.EnLink.com after market close on Tuesday, August 4. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press release dated July 13, 2020.

104	—	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC, its Managing Member

Date: July 13, 2020	By:	/s/ Barry E. Davis
Barry E. Davis
Chairman and Chief Executive Officer

6